EXHIBIT 11

EAGLE FINANCIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)

                     Three Months Ended                   Nine Months Ended
                        September 30                         September 30
                  2001              2000               2001              2000
              ------------      ------------       ------------      ------------
JAN                    ---               ---          1,445,429         1,432,797
FEB                    ---               ---          1,448,400         1,435,016
MAR                    ---               ---          1,448,400         1,435,016
APR                    ---               ---          1,448,400         1,435,013
MAY                    ---               ---          1,451,465         1,437,283
JUN                    ---               ---          1,451,464         1,438,635
JUL              1,451,463         1,438,633          1,451,463         1,438,633
AUG              1,454,763         1,442,099          1,454,763         1,442,099
SEP              1,454,763         1,442,098          1,454,763         1,442,098
OCT                    ---               ---                ---               ---
NOV                    ---               ---                ---               ---
DEC                    ---               ---                ---               ---
              ------------      ------------       ------------      ------------
                 4,360,989         4,322,830         13,054,547        12,936,590
                         3                 3                  9                 9
------------  ------------      ------------       ------------      ------------
Weighted
Average
Shares
Outstanding      1,453,663         1,440,943          1,450,505         1,437,399
------------  ------------      ------------       ------------      ------------
Net Income    $    644,614      $    503,394      $   1,743,056      $  1,508,874
------------  ------------      ------------       ------------      ------------
Earnings Per
Share, Basic
and Diluted   $       0.44      $       0.35      $        1.20      $       1.05
------------  ------------      ------------       ------------      ------------